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                                 EXHIBIT 5.1


                           [BRYAN CAVE LETTERHEAD]




                             December 17, 1997


Board of Directors
Conning Corporation
700 Market Street
St. Louis, Missouri  63101

Ladies and Gentlemen:

            We have acted as counsel to Conning Corporation, a Missouri corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 3,437,500 shares of the Company's common stock, par value $.01 per share (the "Shares"), which have been or may be issued pursuant to the Company's 1995 Flexible Stock Plan, 1996 Flexible Stock Plan or 1997 Flexible Stock Plan (the "Plans"), by means of a registration statement on Form S-8 (the "Registration Statement").

            We have examined originals or copies, certified or otherwise, identified to our satisfaction of such documents, corporate records, certificates of public officials and other instruments as we deemed necessary for the purpose of the opinion expressed herein. We have assumed the genuineness of all signatures on all documents examined by us, the authenticity of all documents submitted to us as originals, and the conformity to authentic originals of all documents submitted to us as certified or photostatic copies. We have also assumed the due authorization, execution and delivery of all documents. On the basis of the foregoing, we are of the opinion that the Shares have been duly and validly authorized for issuance, and when issued, delivered and paid for in accordance with the Plans, the Shares will be legally issued, fully paid and non-assessable.

            This opinion is not rendered with respect to any laws other than The General and Business Corporation Law of the State of Missouri.

            We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to your filing copies of this opinion as an exhibit to the Registration Statement with such agencies of such states as you deem necessary in the course of complying with the laws of such states regarding the offering and sale of the Shares. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

                                    Very truly yours,

                                    /s/ Bryan Cave LLP

                                    BRYAN CAVE LLP